UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2022
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
233 South Wacker Drive
Chicago, Illinois 60606-7147
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GATX	New York Stock Exchange
Chicago Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

As previously reported, on December 3, 2021, the Board of Directors of GATX Corporation (“GATX” or the “Company”) appointed Robert C. Lyons to the position of Chief Executive Officer and President, effective April 22, 2022 upon the retirement of Brian A. Kenney, the current Chairman, CEO and President. Mr. Lyons is currently Executive Vice President and President of the Company’s Rail North America business. Mr. Kenney is expected to continue to serve on GATX’s Board of Directors as non-executive Chairman until October 31, 2022. On January 28, 2022, the Compensation Committee of the Board of Directors approved changes to Mr. Lyons’ base salary, target bonus and target long-term incentive opportunity in connection with his promotion and set Mr. Kenney’s compensation as non-executive Chairman.

Effective April 22, 2022, Mr. Lyons’ base salary will increase to $800,000 from $597,100, and his target bonus will increase to 100% of base salary from 70%. In making its regular, annual grants of long-term incentive awards on January 28, 2022, the Compensation Committee used a target value of $3,000,000 for Mr. Lyons’ awards, an increase from the target value of $950,000 used in 2021.

For his service as non-executive Chairman following his retirement on April 22, 2022, Mr. Kenney will receive cash compensation at the annual rate of $150,000. That amount will be pro-rated for the approximately six-month period Mr. Kenney is expected to serve.

In addition, on January 28, 2022, the Compensation Committee approved a Leadership Recognition Award for Thomas A. Ellman, the Company’s Executive Vice President and Chief Financial Officer. The award consists of a grant of 3,960 restricted stock units having a grant date value equal to $400,000 pursuant to the form of Restricted Stock Unit Agreement attached hereto as Exhibit 10.1. These restricted stock units will vest 25% on the one year anniversary of the date of grant and 75% on the third anniversary of the grant, subject to continued employment with the Company. Mr. Ellman also entered into a Confidential Information, Non-Competition, and Non-Solicitation Agreement in the form attached hereto as Exhibit 10.2, pursuant to which he agreed that during employment and for a period equal to the shorter of (i) the 12-months immediately following the termination of his employment for any reason other than a termination by GATX without cause or by the executive for good reason, or (ii) until January 28, 2026 he will not compete with GATX or solicit customers or employees of GATX, in addition to covenanting not to use or disclose GATX confidential information.

Item 9.01.    Financial Statements and Exhibits.
    (d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement for Grant under the Amended and Restated 2012 Incentive Award Plan to Thomas A. Ellman. *
10.2	Form of Confidential Information, Non-Competition, and Non-Solicitation Agreement between GATX Corporation and Thomas A. Ellman. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
(*) Compensatory Plans or Arrangements

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Deborah A. Golden
Deborah A. Golden
Executive Vice President, General Counsel and Corporate Secretary
February 2, 2022